                    AMENDMENT TO FUND PARTICIPATION AGREEMENT

                                     BETWEEN

                             BISYS FUND SERVICES, LP

                                       AND
                       CHOICE INVESTMENT MANAGEMENT, LLC,

                                       AND

                            VARIABLE INSURANCE FUNDS

                                       AND

                    JEFFERSON NATIONAL LIFE INSURANCE COMPANY

          For good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree to amend the May 1, 2003 Fund Participation Agreement among BISYS Fund Services, LP (the "Distributor"), Choice Investment Management, LLC (the "Advisor"), Variable Insurance Funds (the "Trust'), and Jefferson National Life Insurance Company (the "Insurance Company") as follows:


          1. Schedule A thereto is hereby modified by adding five new segregated asset accounts of the Jefferson National Life Insurance Company to that schedule, which shall read as follows:

                                   SCHEDULE A

                       ACCOUNTS, CONTRACTS AND PORTFOLIOS
                     SUBJECT TO THE PARTICIPATION AGREEMENT

NAME OF SEPARATE ACCOUNT                        CONTRACT(S)
------------------------                        -----------
- Jefferson National Life Annuity Account C     22-4025 (Individual)
                                                32-4000 (Group)
- Jefferson National Life Annuity Account E     22-4047/32-4003 (Achievement)
                                                22-4048/32-4002 (Educator)
- Jefferson National Life Annuity Account F     22-4061
- Jefferson National Life Annuity Account G     22-4056
- Jefferson National Life Annuity Account H     CVIC-2000 or -2001(state specific)
- Jefferson National Life Annuity Account I     CVIC-2004 or -2005(state specific)
- Jefferson National Life Annuity Account J     JNL-2100
- Jefferson National Life Annuity Account K     JNL-2200
- Jefferson National Life Account L             CVIC-1001 and -1003
- Jefferson National Life Annuity Account M     JNL-22-4061
- Jefferson National Life Annuity Account N     JNL-2000
- Jefferson National Life Annuity Account O     JNL-2004

PORTFOLIO(S)

Choice VIT Market Neutral Fund

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          2.   All other terms of the Agreement shall remain in full force and effect.


     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of this date, ________________2004.

                             BISYS FUND SERVICES, LP

                             By: /s/
                             Name:
                             Title:


                             CHOICE INVESTMENT MANAGEMENT, LLC

                             By: /s/
                             Name:
                             Title:

                             VARIABLE INSURANCE FUNDS

                             By: /s/
                             Name:
                             Title:

                             JEFFERSON NATIONAL LIFE INSURANCE
                             COMPANY

                             By: /s/
                             Name: Craig A. Hawley
                             Title: General Counsel and Secretary

                                        2